UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2003

I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices, including Zip Code)

(949) 206-2700
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX

Explanatory Note: On November 17, 2003, the Company filed a Current Report on Form 8-K to report the sale of a wholly owned subsidiary. As permitted by Form 8-K, the Company deferred the reporting of any required pro forma financial information regarding the disposition of the subsidiary. Subsequent to filing of the Form 8-K, the Company determined that no pro forma financial information is required to be filed pursuant to Item 7(b) of Form 8-K, and this Form 8-K/A is filed to indicate that none will be filed.

Item 2. Acquisition or Disposition of Assets.

     On November 1, 2003, I-Flow Corporation sold Spinal Specialties, Inc. (“Spinal Specialties”), a wholly owned subsidiary, to Integra LifeSciences Holdings Corporation (“Integra”). Integra purchased all of the outstanding shares of Spinal Specialties for approximately $6 million in cash.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     Not applicable.

     (b)  Pro Forma Financial Information.

     Not applicable.

     (c)  Exhibits.

     Set forth below is a list of exhibits included as part of this Current Report:

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement, dated October 28, 2003, by and between Integra LifeSciences Corporation, a Delaware corporation, and I-Flow Corporation, a Delaware corporation (incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2003

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart Donald M. Earhart President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement, dated October 28, 2003, by and between Integra LifeSciences Corporation, a Delaware corporation, and I-Flow Corporation, a Delaware corporation (incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)